SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Additional Materials
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ONYX SOFTWARE CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALCULATION OF FILING FEE
Per unit price or
other underlying
value of
Title of each class		transaction
of securities to	Aggregate number of	computed pursuant	Proposed maximum
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applies	transaction applies	Rule 0-11	transaction	Total fee paid

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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May 10, 2005
Dear Onyx Shareholders:
      I am pleased to invite you to Onyx Software Corporation’s 2005 Annual Meeting of Shareholders. The annual meeting will be held at 10:00 a.m. on Thursday, June 9, 2005 at Onyx’s executive offices,
1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington.
      At the annual meeting, you will be asked to elect two Class 2 directors and two Class 3 directors to our board of directors, ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005 and transact any other business that is properly presented at the meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Onyx and our operations, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our audited consolidated financial statements, in our 2004 annual report to shareholders, which is enclosed with this proxy statement.
      We hope you can join us on June 9. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it in the enclosed postage-prepaid envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Janice P. Anderson
President, Chief Executive Officer and
Chairman of the Board

1100 — 112th Avenue N.E.
Suite 100
Bellevue, Washington 98004-4504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 9, 2005

May 10, 2005
Dear Onyx Shareholders:
      On Thursday, June 9, 2005, Onyx Software Corporation will hold its annual meeting of shareholders at its executive offices, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington. The annual meeting will begin at 10:00 a.m. Only shareholders who owned common stock as of the close of business on the record date, April 11, 2005, can vote at the annual meeting or any adjournment or postponement that may take place. At the annual meeting, we will ask you to:

•	elect two Class 2 directors and two Class 3 directors to our board of directors as more fully described in the accompanying proxy statement;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

•	transact any other business that is properly presented at the annual meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
      At the annual meeting, we will also report on our 2004 business results and other matters of interest to shareholders.
      To ensure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions that you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.
      The approximate date of mailing this notice, the proxy statement and accompanying proxy card is May 10, 2005.

By order of the board of directors,

Paul B. Dauber
Vice President, Chief Legal Officer
and Secretary
PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO SHAREHOLDERS AS OF THE RECORD DATE, OR THEIR AUTHORIZED REPRESENTATIVES, AND GUESTS OF ONYX.

ONYX SOFTWARE CORPORATION
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The board of directors of Onyx Software Corporation is sending you this proxy statement in connection with its solicitation of proxies for use at Onyx’s 2005 annual meeting of shareholders. The annual meeting will be held at Onyx’s executive offices, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504 on Thursday, June 9, 2005 at 10:00 a.m. We intend to give or mail to shareholders copies of this proxy statement and the accompanying notice of annual meeting of shareholders and proxy card on or about May 10, 2005.
Matters to Be Considered at the Annual Meeting
      At the annual meeting, shareholders of record of Onyx as of the close of business on April 11, 2005 will consider and vote on:

•	the election of (a) two Class 2 directors to the board, to hold office until the third annual meeting of shareholders following their election or until their successors are elected and qualified and (b) two Class 3 directors to the board, to hold office until the next annual meeting of shareholders following their election or until their successors are elected and qualified;

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

•	any other business that is properly presented at the annual meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Record Date and Outstanding Shares
      Only those shareholders who owned common stock as of the close of business on April 11, 2005, the record date, are entitled to notice of and can vote at the annual meeting. As of the record date, there were 14,986,285 issued and outstanding shares of common stock.
Quorum
      A quorum for the annual meeting is a majority of the outstanding shares of common stock entitled to vote, whether in person or by proxy, at the annual meeting.
Revocability of Proxies
      If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

•	delivering a written notice of revocation to the secretary of Onyx before the annual meeting;

•	delivering to the secretary of Onyx before the annual meeting a signed proxy with a date that is later than the previously delivered proxy; or

•	attending the annual meeting and voting in person. Merely attending the annual meeting will not in and of itself revoke a proxy.

Solicitation of Proxies
      The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, email, facsimile or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation, but we will reimburse them for the out-of-pocket expenses they incur. Brokerage firms, nominees, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.
Voting
      You are entitled to one vote for each share of common stock you hold on each item solicited for voting. In the election of directors, the two Class 2 directors and the two Class 3 directors who receive the greatest number of affirmative votes cast by holders of common stock present, whether in person or by proxy, and entitled to vote at the annual meeting will be elected to the board. You are not entitled to cumulate votes in electing directors.
      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of our independent registered public accounting firm.
      If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted according to our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.
      Any bank, broker or other fiduciary which holds shares of our common stock for the account of a customer who is the beneficial owner of those shares, and which does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors, for the ratification of the appointment of the independent registered public accounting firm and for other routine matters for which it has not received voting instructions. Fiduciaries do not have discretionary voting authority, however, with respect to nonroutine matters. A “broker nonvote” occurs when a fiduciary may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a nonroutine matter. Because fiduciaries will have discretionary voting authority with respect to the election of directors and the ratification of the appointment of the independent registered public accounting firm, there will be no broker nonvotes with respect to those matters.
      An abstention occurs when a shareholder affirmatively instructs the vote to be withheld (by checking the “abstain” or “withhold authority” to vote box on the proxy card) or when a shareholder who has not given a proxy is present at a meeting and does not cast a ballot. Shares subject to abstentions and broker nonvotes are considered to be present at the annual meeting, and are therefore counted toward establishing the presence of a quorum. Abstentions are not treated as votes cast, however, so abstentions will have no effect on the election of directors, which outcome is determined by a plurality of the votes cast, or on the proposal to ratify the appointment of the independent registered public accounting firm, which outcome is determined by a majority of the votes cast.
      If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
The board of directors recommends a vote “FOR” the election of the nominees to the board of directors.
      Our bylaws provide that our board of directors shall be composed of not less than five or more than nine directors, each of whom is placed into one of three classes such that there is an equal number as possible of directors in each class. At present, we have seven directors. Every director subsequently elected to the board generally holds office for a three-year term and until his or her successor is elected and qualified. If, however, a director resigns from the board before the expiration of his or her term, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term. At the annual meeting, (a) two Class 2 directors are to be elected, each to hold office for a three-year term or until his successor is elected and qualified and (b) two Class 3 directors are to be elected, each to hold office until the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualified.
      Our board currently consists of Janice P. Anderson, Teresa A. Dial, William B. Elmore, Brent R. Frei, William Porter, Daniel R. Santell and Robert M. Tarkoff. Ms. Anderson’s, Mr. Porter’s, Mr. Santell’s and Mr. Tarkoff’s terms expire at the 2005 annual meeting. Mr. Porter and Mr. Santell have been nominated for election to the board as Class 2 directors and Ms. Anderson and Mr. Tarkoff have been nominated for election to the board as Class 3 directors.
      Information is provided below with respect to both our continuing directors and our nominees to the board of directors. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote shares represented by properly executed proxies for the nominees to the board named below. Although the board anticipates that Ms. Anderson, Mr. Porter, Mr. Santell and Mr. Tarkoff will be available to serve as directors, should any of them not accept the nomination, or otherwise be unwilling or unable to serve, we intend to cast votes for the election of a substitute nominee designated by the board.
      If a quorum is present, the two nominees receiving the highest number of votes in each of the classes set forth above will be elected to serve as directors in the classes set forth above. Abstentions and broker nonvotes will have no effect on the election of directors.
Nominees for Election as Class 2 Directors — Terms to Expire in 2008
      William Porter, age 50, has served as a director of Onyx since January 2005. Mr. Porter has served as Senior Vice President and Chief Financial Officer of Cadence Design Systems, Inc., a supplier of electronic design technology and engineering services, since May 1999, and from 1994 to 1999, he served as its Vice President, Corporate Controller and Assistant Secretary. Prior to joining Cadence, Mr. Porter served as Technical Accounting and Reporting Manager and, most recently, Controller of Cupertino Operations, of Apple Computer, Inc. Mr. Porter received his B.A. in business administration and his M.B.A. from the University of California at Berkeley.
      Daniel R. Santell, age 47, has served as a director of Onyx since 1994. Since August 2001, Mr. Santell has served as Chief Executive Officer of Alpha Path, Inc., an educational software company. From April 1999 to July 2001, Mr. Santell served as Chief Executive Officer of Q Strategies, Inc., an internet incubation company, and from July 1996 to March 1999, he served as Vice President of Worldwide Services of InterWorld Corporation, an e-commerce software company. From November 1995 to June 1996, he served as Director of the North American Client Services Division of SSA Corporation, an enterprise software company. From November 1992 to October 1995, he served as Vice President of Product Development of Platinum Software, an enterprise software company, and from 1983 to 1992, he was a Manager at Andersen Consulting LLP. Mr. Santell received his B.S.E. in geotechnical engineering from Purdue University and his M.B.A. from the University of Washington.

Nominees for Election as Class 3 Directors — Terms to Expire in 2006
      Janice P. Anderson, age 43, has served as a director of Onyx and as Onyx’s President, Chief Executive Officer and Chairman of the Board since June 2004. From 2003 to 2004, Ms. Anderson served as Chief Executive Officer of Panorama Software Ltd., a business intelligence software provider. From 2001 to 2003, Ms. Anderson served as Chief Executive Officer of CompanyDNA, a hosted marketing automation provider. From 1997 to 2001, Ms. Anderson served as Vice President of the customer relationship management solutions business unit of Lucent Technologies Inc., and from 1995 to 1997, she served as Vice President of Strategy and Business Development of Lucent. From 1986 to 1995, Ms. Anderson served in a variety of leadership capacities at AT&T Corporation, both in Canada and the United States. Ms. Anderson is an executive member of the Young Presidents’ Organization and serves as a director of a privately held company. Ms. Anderson received her B.A. in commerce from the University of Toronto, and her M.B.A. in finance and strategy from York University.
      Robert M. Tarkoff, age 36, has served as a director of Onyx since June 2004. Since December 2003, Mr. Tarkoff has served as Executive Vice President and Chief Strategy Officer of Documentum, a division of EMC Corporation, a management information company, and as Senior Vice President of EMC Software group, a newly formed software group formed through the integration of several of EMC’s most recent software acquisitions. Prior to joining Documentum, Mr. Tarkoff served in a variety of capacities with Commerce One LLC, an e-commerce solutions provider: he served as Senior Vice President, Worldwide Business Development from October 2000 to November 2001, as Senior Vice President of Corporate Development from February 2000 to October 2000, and as Vice President, General Counsel and Secretary from January 1999 to February 2000. Prior to joining Commerce One, Mr. Tarkoff was a lawyer at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. and a financial analyst at Goldman, Sachs & Co. in the technology area. Mr. Tarkoff received his B.A. in political science and economics from Amherst College and his J.D. from Harvard Law School.
Continuing Class 1 Directors — Terms to Expire in 2007
      Teresa A. Dial, age 55, has served as a director of Onyx since April 2001. Ms. Dial retired from Wells Fargo & Co., where she served as group Executive Vice President and member of the management committee, as well as President and Chief Executive Officer of its subsidiary, Wells Fargo Bank. Ms. Dial serves on the board of directors of Blue Shield of California, LookSmart, NDC Health, Pinnacle Systems, Inc. and TD Waterhouse Bank USA. Ms. Dial also serves on the boards of the Community College Foundation and the San Francisco Asian Art Museum and is a member of the Council of 100 of Northwestern University. Ms. Dial received her B.A. in political science from Northwestern University and is a graduate of the Graduate School of Credit and Financial Management.
      William B. Elmore, age 52, has served as a director of Onyx since 1996. Since 1995, Mr. Elmore has been a member of Foundation Capital Management, L.L.C., the general partner of Foundation Capital, L.P., a venture capital firm focused on early-stage information technology companies. From 1987 to 1995, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Elmore serves on the board of directors of Wind River Systems, Inc., as well as several privately held companies. Mr. Elmore received his B.S. and M.S. in electrical engineering from Purdue University and his M.B.A. from Stanford University.
      Continuing Class 3 Director — Term to Expire in 2006
      Brent R. Frei, age 38, is a cofounder of Onyx and has served as a director of Onyx since 1994. He served as Onyx’s Secretary and Treasurer from September 1995 to October 1998, its President from September 1995 to January 2001 and its Chief Executive Officer and Chairman of the Board from October 1998 to June 2004. From 1991 to February 1994, Mr. Frei was a Programmer Analyst with Microsoft’s Information Technology Group, in which position he was involved in creating international customer information systems. From 1989 to 1990, he was a mechanical engineer with Motorola Corporation. Mr. Frei received his B.S. in engineering from Thayer School of Engineering at Dartmouth College.

Director Independence and Other Matters
      The board of directors has determined each of the following directors to be an “independent director,” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD: Teresa A. Dial, William B. Elmore, William Porter, Daniel R. Santell and Robert M. Tarkoff.
      The board of directors has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission, or SEC, and the Internal Revenue Service. The board has further determined that William Porter, a member of the audit committee of the board, is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. We had five directors at the time of the 2004 annual meeting of shareholders, all of whom attended the annual meeting either in person or telephonically.
Committees of the Board of Directors and Meetings
      The board of directors held a total of 11 meetings during 2004. The board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees is responsible to the full board of directors and its activities are therefore subject to approval of the board. The functions performed by our committees are summarized below. Every incumbent director attended at least 75% of the total number of meetings of the board and meetings of the committees of the board on which he or she served in 2004.
      Audit Committee. The audit committee operates under a written charter adopted by the board of directors that may be amended by the board at any time, in which case the most current version will be available on our web site at http://www.onyx.com. On January 28, 2005, the board of directors adopted an amended and restated audit committee charter. Messrs. Porter, Santell and Tarkoff currently constitute the audit committee, each of whom is an “independent director” as defined by NASD Marketplace Rule 4200(a)(15). The board has determined that William Porter, the chairman of the audit committee, is an audit committee financial expert. The audit committee held 10 meetings during 2004. Each member of the audit committee must meet certain independence and financial literacy requirements. The audit committee oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports. In addition, the audit committee appoints, compensates, retains and oversees the work of the independent registered public accounting firm employed by Onyx to conduct the annual audit examination of our consolidated financial statements. The members meet with the independent registered public accounting firm and financial management to review the scope of the proposed audit for the year, the audit procedures to be utilized, audit fees, and, at the conclusion of the audit, the audit reports. In addition, the audit committee reviews the consolidated financial statements, the related footnotes, management’s report on internal control over financial reporting and the independent registered public accounting firm’s reports thereon, and makes related recommendations to the board as the audit committee deems appropriate. The report of the audit committee is set forth below.
      Compensation Committee. The compensation committee operates under a written charter adopted by the board of directors. The compensation committee reviews and approves the compensation and benefits for our executive officers and directors. The compensation committee also administers our stock option plans and our employee stock purchase plan. Messrs. Elmore and Santell currently constitute the compensation committee, each of whom is an “independent director” as defined by NASD Marketplace Rule 4200(a)(15). Mr. Elmore serves as the chairman of the compensation committee. The compensation committee held six meetings during 2004. The report of the compensation committee is set forth below.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee monitors and safeguards the independence of our board by identifying individuals qualified to become board members and selecting, or recommending that the board select, the director nominees for election at our annual meetings of shareholders. Using the same criteria, the committee also recommends to the board candidates for filling positions on the board resulting from the death or resignation of directors. The committee also recommends directors for appointment to the committees of the board. In addition, the committee provides a leadership role in shaping Onyx’s corporate governance. The committee also periodically reviews and assesses the adequacy of our Code of Ethics and makes recommendations to our board of directors regarding any modifications or waivers of any provision of our Code of Ethics. Messrs. Elmore and Santell and Ms. Dial currently constitute the nominating and corporate governance committee, each of whom is an “independent director” as defined by NASD Marketplace Rule 4200(a)(15). Ms. Dial serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee held three meetings during 2004.
Director Nomination Process
      The board of directors has adopted an amended and restated nominating and corporate governance committee charter that describes the duties and responsibilities of the nominating and corporate governance committee. The board may amend this charter at any time, in which case the most current version will be available on our web site at http://www.onyx.com. Under its charter, the nominating and corporate governance committee is responsible for developing criteria for evaluating nominees for the board and the committees of the board.

Process for Identifying Candidates
      Our nominating and corporate governance committee has two primary methods for identifying candidates beyond those proposed by our shareholders. On a periodic basis, the nominating and corporate governance committee solicits ideas for possible candidates from a number of sources, including members of the board, senior-level management, individuals personally known to the members of the board and research, including publications, databases and Internet searches. In addition, the nominating and corporate governance committee may from time to time use its authority under its charter to retain a search firm to identify candidates.

Nomination Right of Shareholders
      In accordance with our amended and restated bylaws and applicable law, recommendations for director nominees for consideration by the nominating and corporate governance committee may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons as director nominees for consideration by the nominating and corporate governance committee are set forth in our amended and restated bylaws and the section below entitled “Shareholder Proposals for 2006 Annual Meeting.”
      If a shareholder complies with these procedures for recommending persons for consideration by the nominating and corporate governance committee as director nominees, the nominating and corporate governance committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the shareholder-recommended candidates and, in the exercise of the nominating and corporate governance committee’s independent judgment in accordance with the policies and procedures adopted in the nominating and corporate governance committee’s charter, will determine whether to recommend the shareholder-recommended candidates to the board for inclusion in the list of candidates for election as directors at the next annual meeting of shareholders held for such purpose.

Evaluation of Candidates
      The nominating and corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the nominating and corporate governance committee’s initial evaluation, a candidate continues to be of interest, the nominating and corporate governance committee will arrange for appropriate background and reference checks.

Compensation Committee Interlocks and Insider Participation
      No current member of the compensation committee is an officer or employee of Onyx. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Compensation of Directors
      Nonemployee directors are entitled to receive an annual fee of $10,000 for serving as a member of the board of directors, an annual fee of $5,000 for serving as a member of the audit committee and an annual fee of $2,500 for serving as a member of the compensation committee and the nominating and corporate governance committee. In addition, nonemployee directors are entitled to receive $1,500 for each board of directors meeting that they attend in person, $500 for each board meeting that they attend by telephone, $500 for each committee meeting that they attend in person and $250 for each committee meeting that they attend by telephone. Directors are also reimbursed for reasonable expenses they incur in attending meetings of the board of directors and its committees.
      Directors of Onyx are eligible to participate in our 1998 Stock Incentive Compensation Plan. On April 6, 2004, each of Ms. Dial and Messrs. Elmore and Santell received an option to purchase 2,500 shares of our common stock. Each of these grants vests 20% annually over a five-year period and has an exercise price equal to the fair market value of our common stock on the date of the grant. These grants were part of an automatic annual grant originally made to these directors in 2001, the final grant of which shall occur in April 2006.
      In addition, on May 3, 2004, we granted each of Messrs. Elmore and Santell and Ms. Dial an option to purchase 25,000 shares of common stock, which option vests 8.33% monthly over a one-year period. On June 7, 2004, we granted Mr. Tarkoff an option to purchase 25,000 shares of common stock, which option vests 8.33% monthly over a one-year period.
CORPORATE GOVERNANCE
      Current copies of the materials listed below related to our corporate governance policies and practices are available publicly on our web site at http://www.onyx.com.

•	Restated Articles of Incorporation;

•	Amended and Restated Bylaws;

•	Amended and Restated Charter of the Audit Committee;

•	Amended and Restated Charter of the Nominating and Corporate Governance Committee;

•	Charter of the Compensation Committee, as amended and restated;

•	Corporate Governance Guidelines; and

•	Code of Ethics (applicable to employees, officers and directors).
      Copies may also be obtained, free of charge, by writing to: Secretary, Onyx Software Corporation,
1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504.
      The board has also established a policy under which interested shareholders can send communications to the board, a committee of the board and to individual directors. Under this policy, shareholders may send written communications to the Secretary, Onyx Software Corporation, 1100 — 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504. The secretary will forward such communication to the board, the appropriate committee of the board, or to individual directors, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Ethics
      We have a Code of Ethics, which applies to all of our employees, officers and directors. Our Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer, Chief Financial Officer (who is both our principal financial and principal accounting officer), as well as all other employees. Our Code of Ethics also meets the requirements of a code of conduct under NASD Marketplace Rule 4350(n). Our Code of Ethics is posted on our website at http://www.onyx.com/pdf/ CorpGov CodeofEthics.pdf under the heading “Corporate Governance.”
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of April 15, 2005, certain information regarding the beneficial ownership of:

•	each person known by us to own beneficially 5% or more of our outstanding voting securities, based on publicly available information;

•	each of the named executive officers for whom information is provided under “Executive Compensation” in this proxy statement;

•	each of our directors; and

•	all of our directors and executive officers as a group.
      On April 15, 2005, we had 14,986,285 shares of common stock outstanding. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned as of that date, except for Diker GP, LLC and affiliates, with respect to which the information in this table is as of March 11, 2004, Austin W. Marxe and David M. Greenhouse and Mazama Capital Management, Inc., with respect to which the information in this table is as of December 31, 2004, and WM Advisors, Inc., with respect to which the information in this table is as of February 28, 2005. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options exercisable currently or within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares
Name and Address of Beneficial Owners (1)	Beneficially Owned	Percentage

Executive Officers
Janice P. Anderson(2)	180,216	1.2%
Brian C. Henry(3)	307,042	2.0
Mark P. Mader(4)	128,162	*
Benjamin E. Kiker, Jr.(5)	107,219	*
Mary Reeder(6)	191,066	1.3
Eben Frankenberg(7)	170,204	1.1
Other Directors
Teresa A. Dial(8)	72,182	*
William B. Elmore(9)	265,037	1.8
Brent R. Frei	753,259	5.0
William Porter(10)	8,333	*
Daniel R. Santell(10)	56,750	*
Robert M. Tarkoff(10)	25,000	*
All directors and executive officers as a group (11 persons)(11)	1,692,005	11.3

	Number of Shares
Name and Address of Beneficial Owners (1)	Beneficially Owned	Percentage

Other Principal Shareholders
Diker GP, LLC and affiliates(12)	1,443,199	9.6
Austin W. Marxe and David M. Greenhouse(13)	1,323,308	8.8
Mazama Capital Management, Inc.(14)	1,279,838	8.5
WM Advisors, Inc.(15)	1,550,350	10.4

*	Less than 1% of the outstanding shares of common stock.

(1)	The address for Mr. Frei is c/o Onyx Software Corporation, 1100-112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504. The address for Diker GP, LLC and affiliates is 745 Fifth Avenue, Suite 1409, New York, NY 10151. The address for Messrs. Marxe and Greenhouse is 153 East 53rd Street, 55th Floor, New York, NY 10022. The address for Mazama Capital Management, Inc. is One S.W. Columbia, Suite 1500, Portland, OR 97258. The address for WM Advisors, Inc. is 1201 Third Avenue, 22nd Floor, Seattle, WA 98101.

(2)	Includes 148,750 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(3)	Includes 273,610 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(4)	Includes 113,858 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(5)	Includes 97,961 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(6)	Includes 187,954 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(7)	Includes 20,000 shares held by two trusts for the benefit of Mr. Frankenberg’s children. Mr. Frankenberg disclaims beneficial ownership of such shares.

(8)	Includes 56,750 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(9)	Includes 3,095 shares held by Foundation Capital Entrepreneurs Fund L.L.C., which is affiliated with Foundation Capital Management, L.L.C. Mr. Elmore is a member of Foundation Capital Management, L.L.C., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest arising from his interest in Foundation Capital Management, L.L.C. Also includes 176,713 shares held by the Elmore Family Trust, of which Mr. Elmore is trustee, 28,479 shares held by Elmore Family Investments, L.P., of which Mr. Elmore is general partner, and 56,750 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(10)	Represents shares subject to options exercisable currently or within 60 days of April 15, 2005.

(11)	Includes 666,145 shares subject to options exercisable currently or within 60 days of April 15, 2005.

(12)	The information in this table for Diker GP, LLC and affiliates, or the Diker Group, is based solely on a Schedule 13G filed by the Diker Group with the SEC regarding its beneficial ownership of our common stock on March 11, 2004.

(13)	The information in this table for Austin W. Marxe and David M. Greenhouse is based solely on a Schedule 13G/ A filed by Messrs. Marxe and Greenhouse with the SEC regarding their beneficial ownership of our common stock on December 31, 2004.

(14)	The information in this table for Mazama Capital Management, Inc. is based solely on a Schedule 13G/ A filed by Mazama Capital Management with the SEC regarding its beneficial ownership of our common stock on December 31, 2004.

(15)	The information in this table for WM Advisors, Inc. is based solely on a Schedule 13G/ A filed by WM Advisors, Inc. with the SEC regarding its beneficial ownership of our common stock as of February 28, 2005.

ADDITIONAL INFORMATION
Executive Officers Who Are Not Directors
      Robert J. Chamberlain, age 51, has been our Chief Financial Officer since March 24, 2005. Mr. Chamberlain served as Chief Financial Officer of PayScale, Inc., a provider of compensation information, from October 2004 to March 2005. Mr. Chamberlain served as Senior Vice President of Finance of F5 Networks, Inc., a provider of Internet traffic and content management products, from April 2000 to June 2001, as Chief Financial Officer and Treasurer from March 1999 to June 2001, and as Vice President of Finance from March 1999 to April 2000. From September 1998 to February 1999, Mr. Chamberlain served as Senior Vice President and Chief Financial Officer of Yesler Software, an early-stage company developing personal multimedia web communication products. From February 1998 to July 1998, Mr. Chamberlain served as Co-President of Photodisc, a provider of digital imagery, which merged with Getty Images Inc. in February 1998. From May 1997 to February 1998, Mr. Chamberlain served as Senior Vice President and Chief Financial Officer of Photodisc. From April 1996 to May 1997, Mr. Chamberlain served as Executive Vice President and Chief Financial Officer of Midcom Communications Inc., a telecommunications service provider. From 1991 to 1996, Mr. Chamberlain was employed at ElseWare Corporation, a software provider, in various positions. From 1980 to 1991, Mr. Chamberlain was employed at KPMG LLP, most recently serving as a partner in the technology practice. Mr. Chamberlain also serves as a director of Pacific Interactive, Inc., a privately held company. Mr. Chamberlain received his B.S. in business administration and accounting from California State University, Northridge.
      John S. Denault, age 45, has been our Senior Vice President of the Americas since October 2004. From May 1983 to October 2004, Mr. Denault was employed at Avaya, Inc., a global communication systems company, and its predecessor organizations, Lucent Technologies, Inc. and AT&T Corporation, most recently serving as Vice President, Executive Relation Program, and previously serving as Chief Operating Officer of Lucent’s Enterprise operations in Europe, the Middle East and Africa. Mr. Denault received his B.A. in geography from the University of California at Berkeley and completed executive studies with the International Management Development in Lausanne, Switzerland.
      Mary A. Reeder, age 46, has been our Senior Vice President of Research and Development since January 2001. She was our Vice President of Product Development from June 1996 to January 2001. From 1989 to May 1996, Ms. Reeder worked for Microsoft, where she was involved in product development, process management and emerging technology. From 1987 to 1989, she developed custom software as an independent consultant. From 1985 to 1987, she was a Senior Programmer Analyst of Data I/O Corporation, a manufacturer of engineering programming systems. Ms. Reeder received her B.S. in computer science and her B.F.A. in graphic design from the University of Washington.
      Mark P. Mader, age 34, has been our Senior Vice President of Global Services since January 2003. From December 2001 to January 2003, he was our Vice President of Global Services, our Vice President of Global Consulting from July 2000 to December 2001, our Director of Consulting, Americas from January 1999 to June 2000 and our Manager of Consulting from September 1997 to December 1998. Mr. Mader is also a director of Onyx Software Japan KK. Mr. Mader received his B.A. in geography from Dartmouth College.

EXECUTIVE COMPENSATION
Compensation Summary
      The following table sets forth the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000, and two additional individuals for whom information would have been reported but for the fact that such persons were not serving as executive officers at the end of fiscal 2004.
Summary Compensation Table

						Long-Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)		Options (#)	Compensation ($)

Janice P. Anderson(1)	2004	$199,007		$85,000		600,000	$203,134	(2)
President and Chief Executive Officer
Brian C. Henry(3)	2004	316,876		—		187,500	—
Executive Vice President and	2003	310,105		—		87,500	—
Chief Financial Officer	2002	276,250		—		25,000	455	(4)
Mark P. Mader	2004	185,376		17,147		150,000	—
Senior Vice President	2003	175,928		23,650		58,500	—
of Global Services	2002	163,328	(5)	9,883		11,250	—
Benjamin E. Kiker, Jr.(6)	2004	199,876		6,434		158,250	—
Senior Vice President and	2003	195,605		58,528		62,500	13,220	(7)
Chief Marketing Officer	2002	102,501		87,560		50,000	4,647	(7)
Mary Reeder	2004	175,500		4,500		125,000	—
Senior Vice President of Research	2003	171,750		—		37,500	—
and Development	2002	144,002		48,000		50,000	—
Brent R. Frei(8)	2004	156,760		9,375		187,500	78,681	(9)
Former Chief Executive Officer	2003	180,793		—		125,000	—
	2002	80,000		—		—	—
Eben W. Frankenberg(10)	2004	182,751		56,381	(11)	150,000	36,306	(12)
Former Executive Vice President	2003	200,209		5,106		100,000	—
of the Americas	2002	170,000		—		5,000	—

(1)	Ms. Anderson joined Onyx on June 7, 2004. Her 2004 compensation reflects a partial year of service.

(2)	Consists of (a) excess life insurance premiums of $977 and (b) expenses of $202,157 paid to Ms. Anderson pursuant to her employment agreement dated June 7, 2004 in connection with her relocation to the Bellevue, Washington area.

(3)	Mr. Henry resigned as Executive Vice President and Chief Financial Officer of Onyx effective March 24, 2005, and is currently working with Onyx throughout April 2005 during a transition period.

(4)	Represents expenses paid to Mr. Henry pursuant to his employment agreement dated March 14, 2001 in connection with his relocation to the Bellevue, Washington area.

(5)	Includes commissions earned in 2002.

(6)	Mr. Kiker joined Onyx on July 1, 2002. His 2002 compensation reflects a partial year of service. Mr. Kiker resigned as Senior Vice President and Chief Marketing Officer on March 18, 2005 but continued to be an employee of Onyx until March 31, 2005.

(7)	Represents expenses paid to Mr. Kiker pursuant to his employment agreement dated June 26, 2002 in connection with his relocation to the Bellevue, Washington area.

(8)	Mr. Frei resigned as Chief Executive Officer of Onyx effective June 7, 2004, but continued to be an employee of Onyx until October 19, 2004. His 2004 compensation represents a partial year of service.

(9)	Represents payments made to Mr. Frei in connection with his termination of employment with Onyx.

(10)	Mr. Frankenberg’s employment with Onyx ceased as of October 31, 2004. His 2004 compensation represents a partial year of service.

(11)	Includes commissions earned in 2004.

(12)	Represents payments made to Mr. Frankenberg in connection with his termination of employment with Onyx.
Option Grants
      During fiscal 2004, we granted options to purchase a total of 2,059,315 shares of common stock to our employees, including the individuals listed in the Summary Compensation Table. This number does not include options to purchase 132,500 shares of common stock that we granted to our non-employee directors during 2004. No stock appreciation rights were granted during fiscal 2004. These options were granted at exercise prices equal to the fair market value of our common stock on the date of grant.
      The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in fiscal 2004. In accordance with SEC rules, the “potential realizable values” provided in the following table are:

•	net of exercise price before taxes;

•	based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and

•	based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
      These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.
Option Grants in Fiscal 2004

	Individual Grants					Potential Realizable Value
						at Assumed Annual Rates
	Number of					of Stock Price
	Securities		Percent of Total			Appreciation for
	Underlying		Options Granted	Exercise		Option Term
	Options		to Employees in	Price	Expiration
Name	Granted		Fiscal Year	($/share)	Date	5%	10%

Janice P. Anderson	300,000	(1)	14.6%	$3.855	6/7/14	$727,317	$1,843,164
	50,000	(2)	2.4%	3.855	6/7/14	121,220	307,194
	125,000	(1)	6.1%	5.50	6/7/14	97,424	562,360
	125,000	(1)	6.1%	11.50	6/7/14	-0-	-0-
Brian C. Henry	137,500	(3)	6.7%	$3.495	5/3/14	$302,224	$765,893
	50,000	(4)	2.4%	3.495	5/3/14	109,900	278,507
Mark P. Mader	100,000	(3)	4.9%	$3.495	5/3/14	$219,799	$557,013
	50,000	(4)	2.4%	3.495	5/3/14	109,900	278,507
Benjamin E. Kiker, Jr.	8,250	(5)	0.4%	$4.02	1/30/14	$20,858	$52,857
	100,000	(3)	4.9%	3.495	5/3/14	219,799	557,013
	50,000	(4)	2.4%	3.495	5/3/14	109,900	278,507
Mary Reeder	75,000	(3)	3.6%	$3.495	5/3/14	$164,849	$417,760
	50,000	(4)	2.4%	3.495	5/3/14	109,900	278,507
Brent R. Frei	137,500	(3)	6.7%	$3.495	5/3/14	$302,224	$765,893
	50,000	(4)	2.4%	3.495	5/3/14	109,900	278,507
Eben W. Frankenberg	100,000	(3)	4.9%	$3.495	5/3/14	$219,799	$557,013
	50,000	(4)	2.4%	3.495	5/3/14	109,900	278,507

(1)	Such options vest and become exercisable as to 25% of the shares on June 7, 2005 and an additional approximately 2% monthly after such date.

(2)	Such options vest and become 100% exercisable on June 7, 2008.

(3)	Such options vest and become exercisable as to approximately 2.77% of the shares each month, commencing one month from the date of grant.

(4)	Such options vest and become 100% exercisable four years from the date of grant.

(5)	Such options vest and become exercisable as to approximately 2% of the shares each month, commencing one month from the date of grant.
Option Exercises in 2004 and Fiscal Year-End Option Values
      The following table presents information about options held by the individuals listed in the Summary Compensation Table and the value of those options as of December 31, 2004. The value of in-the-money options is based on the closing price on December 31, 2004 of $3.20 per share, net of the option exercise price. None of the individuals listed in the Summary Compensation Table exercised any options in 2004.
Aggregated Option Exercises in 2004 and
Fiscal Year-End Option Values

	Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	December 31, 2004 (#)		at December 31, 2004 ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Janice P. Anderson	—	600,000	$—	$—
Brian C. Henry	200,953	249,047	—	—
Mark P. Mader	86,939	165,496	—	—
Benjamin E. Kiker, Jr.	81,145	189,605	—	—
Mary Reeder	165,829	143,418	218,000	—
Brent R. Frei	71,180	—	—	—
Eben W. Frankenberg	62,717	—	—	—
Employment Contracts and Change of Control Arrangements
      Pursuant to an employment agreement dated June 7, 2004, we agreed to provide Janice P. Anderson, Onyx’s President and Chief Executive Officer, an annual salary of $350,000, participation in Onyx’s leveraged compensation bonus program, stock options as granted by the board of directors from time to time, insurance and other employee benefits.
      Ms. Anderson’s employment agreement also provides that if Ms. Anderson is terminated other than for “Cause,” or if Ms. Anderson terminates her employment in response to a “Constructive Termination” (as such terms are defined in the employment agreement), there shall be automatic vesting of that portion of Ms. Anderson’s outstanding options that would have vested in the one-year period following the date of such termination. All such options shall become exercisable for a six-month period from the date of such termination. Ms. Anderson will also receive a severance payment equal to the sum of 12 months’ base salary. In addition, if such termination occurs during any fiscal year ending after December 31, 2005, Ms. Anderson will receive an aggregate amount equal to 100% of her actual, earned bonus under the leveraged compensation bonus program for the fiscal year prior to the fiscal year in which such termination occurs. If, however, such termination occurs during any fiscal year ending on or before December 31, 2005, Ms. Anderson will receive an aggregate amount equal to the greater of (i) 100% of her actual, earned bonus under the leveraged compensation bonus program for the fiscal year prior to the fiscal year in which such termination occurs and (ii) 65% of her annual salary in effect on the date of such termination. In addition, Ms. Anderson will receive continuation of life insurance and health coverage for one year from the date of termination.

      If Ms. Anderson is terminated within two years after a change of control of Onyx, or within six months prior to a change in control if such termination is a condition to any such transaction that results in a change in control, 100% of the shares subject to options then held by her shall vest and become exercisable for a one-year period from the date of such termination. In addition, she will receive a severance payment equal to the sum of 18 months’ base salary and a payment equal to 150% of the payments described above that are otherwise owed to her under the leveraged compensation bonus program, and continuation of insurance coverage for an 18-month period from the date of termination.
      Pursuant to an employment agreement between Onyx and Brent R. Frei, Onyx’s former chief executive officer, we agreed to provide to Mr. Frei, upon the cessation of his employment with Onyx, a severance payment equal to (a) the sum of 12 months’ base salary, (b) 100% of his unpaid target incentive bonus in effect on the date of termination, and (c) all earned, but unpaid, bonuses outside of the leveraged compensation bonus program owed to him as of the date of termination. In addition, Mr. Frei received continuation of life insurance and health coverage for one year from October 19, 2004, which was the date of the termination of his employment with Onyx.
      Pursuant to an employment agreement between Onyx and Eben W. Frankenberg, Onyx’s former executive vice president of the Americas, we agreed to provide to Mr. Frankenberg certain severance payments in the event he was terminated without “Cause,” as such term was defined in Mr. Frankenberg’s employment agreement. Under the terms of the employment agreement, Mr. Frankenberg received (a) six months’ base salary and (b) 25% of the aggregate bonuses received by him over the four full fiscal quarters prior to the date of his termination. In addition, Mr. Frankenberg received continuation of life insurance and health coverage for six months from October 31, 2004, which was the date of the termination of his employment with Onyx.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table presents information as of December 31, 2004 with respect to our compensation plans, including individual compensation arrangements, under which equity securities are registered for issuance with the SEC.
Equity Compensation Plan Information

					Number of Securities
					Remaining Available for
					Future Issuance under
	Number of Securities to		Weighted-Average		Equity Compensation
	be Issued upon Exercise		Exercise Price of		Plans (Excluding
	of Outstanding Options,		Outstanding Options,		Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights		Column (a))

	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,289,962	(1)	$11.80	(2)	1,078,283	(3)
Equity compensation plans not approved by security holders	1,201,514	(4)	$8.17	(5)	270,930	(6)
Total	4,491,476		$10.83		1,349,213

(1)	Includes 190,959 shares of common stock to be issued upon exercise of options outstanding under our 1994 Combined Incentive and Nonqualified Stock Compensation Plan, or 1994 Plan, at December 31, 2004 and 3,099,003 shares of common stock to be issued upon exercise of options outstanding under our 1998 Stock Incentive Plan, or 1998 Plan, at December 31, 2004. Does not include any shares of common stock to be issued under our 1999 Employee Stock Purchase Plan, or ESPP, at December 31, 2004.

(2)	Includes the weighted-average exercise price of options outstanding under the 1994 Plan and the 1998 Plan at December 31, 2004.

(3)	Includes 766,971 shares available for future issuance under the 1998 Plan and 311,312 shares available for future issuance under the ESPP. No additional shares are available for issuance under the 1994 Plan.

The number of shares reserved for issuance under the 1998 Plan is automatically increased on the first day of each fiscal year by an amount equal to the lesser of (a) 837,881 shares of common stock and (b) 5% of the adjusted average common shares outstanding used to calculate fully diluted earnings per share as reported in our annual report to shareholders for the preceding year. The number of shares reserved for issuance under the ESPP is automatically increased on the first day of each fiscal year by an amount equal to the least of (a) 100,000 shares, (b) 1.2% of the average number of common shares outstanding used to calculate fully diluted earnings per share as reported in our annual report to shareholders for the preceding year and (c) a lesser amount determined by our board of directors. See Note 11 of the Notes to Consolidated Financial Statements for the year ended December 31, 2004, included in our annual report on Form 10-K filed with the SEC, for more information regarding these equity compensation plans.

(4)	Includes 601,514 shares of common stock to be issued upon exercise of options outstanding under our 2001 Nonofficer Employee Stock Compensation Plan, or NOE Plan, at December 31, 2004 and 600,000 shares of common stock to be issued to Janice Anderson, our President and Chief Executive Officer, upon exercise of options granted to her outside of any of our stock option plans. See Note 11 of the Notes to Consolidated Financial Statements for the year ended December 31, 2004, included in our annual report on Form 10-K filed with the SEC, for more information regarding the NOE Plan and the grant of options to Ms. Anderson.

(5)	Includes the weighted-average exercise price of options outstanding under the NOE Plan and the options granted to Ms. Anderson.

(6)	Represents shares available for future issuance under the NOE Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The compensation committee reviews and determines Onyx’s executive compensation objectives and policies, administers our stock option plans and approves certain stock option grants. The compensation committee operates under a written charter adopted by the board of directors, which was amended and restated by the board on January 28, 2005. On an annual basis, the committee evaluates the performance and compensation of our executive officers. The members of our compensation committee are William B. Elmore and Daniel R. Santell, each of whom is an independent director as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.
      The committee’s executive compensation philosophy is to pay competitively in order to attract qualified executive personnel capable of leading Onyx in achieving its business objectives, retain and motivate these executives to superior performance, link individual compensation to individual and company performance, and align executives’ financial interests with those of our shareholders.
      Our executive compensation program includes the following components:

•	competitive base salaries;

•	annual bonuses that are structured to encourage executives to focus on achieving important short-term and long-term corporate objectives; and

•	long-term incentives, in the form of stock option grants, which are intended to provide financial rewards on the same basis as those realized by Onyx’s shareholders.
      Base Salary. When setting the base salary of the chief executive officer and the other executive officers, the committee considers, among other factors, the range of salaries paid to executives of companies of comparable size in similar industries and located within the local area. In evaluating salaries, the committee considers knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee, as well as the executive’s existing equity position. The base salary for executive officers is reviewed annually. Additionally, a review of the chief executive officer’s performance and a general review of Onyx’s financial and stock price performance are considered. With respect to Ms. Anderson, the committee determined that her 2004 base salary should be set at $350,000, an amount representative of prevailing market rates for a chief executive officer of companies similarly situated to Onyx, Ms. Anderson’s past experience in the software industry and her strategic importance to Onyx.
      Bonuses. All executives are eligible for cash bonuses based on attaining both corporate and individual goals, with the maximum potential bonus ranging from 35% to 100% of the executive’s base salary. Upon achieving these goals, bonus payment targets are set as a percentage of base compensation depending on the executive officer’s level of responsibility, with certain adjustments reflecting individual performance. Ms. Anderson received a bonus of $85,000 for her performance in 2004. Bonus payments for our other named executive officers are presented in the Summary Compensation Table under the heading “Bonus.”
      Stock Option Grants. Onyx provides its executive officers and other employees with long-term incentives through its stock option plans. The objective of the plans is to provide incentives to maximize shareholder value. The committee relies on a variety of subjective factors when granting options, which factors primarily relate to the responsibilities of the individual officers, their expected future contribution, prior option grants and overall equity position in Onyx. Options are typically granted at the then-current market price. Prior to January 2000, option grants were typically subject to a four-and-one-half-year vesting period. Option grants made subsequent to January 2000 are typically subject to a four-year vesting period.
      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is, however, excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Onyx’s 1994 Plan and 1998 Plan are designed to qualify as performance-based compensation that is fully deductible by Onyx for income tax purposes. Options granted under the NOE Plan and options granted outside of any stock option plan do not qualify as performance-based compensation that is deductible for income tax purposes.
      The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under Onyx’s other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Onyx’s compensation philosophy and Onyx’s best interests.

COMPENSATION COMMITTEE

William B. Elmore
Daniel R. Santell
AUDIT COMMITTEE REPORT
      The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors. The three members of the audit committee are William Porter, Daniel R. Santell and Robert M. Tarkoff, each of whom is an independent director as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.
      Our management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on their audit. The audit committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent registered public accounting firm.
      In this context, the audit committee has met and held discussions with management and KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2004. In addition, the members of the audit committee individually reviewed our consolidated financial statements before they were filed with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee also discussed with management and the auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
      KPMG LLP, Onyx’s independent registered public accounting firm for the year ended December 31, 2004, also provided to the audit committee the written disclosures required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the audit committee KPMG’s independence.
      Based on the audit committee’s discussion with management and the independent registered public accounting firm and its review of the representation of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

AUDIT COMMITTEE

William Porter
Daniel R. Santell
Robert M. Tarkoff

PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total shareholder return for Onyx, the S&P 500 Index and the Application Software Index. The graph shows the value of $100 invested on December 31, 1999 in our common stock, the S&P 500 Index and the Application Software Index.

	Dec. 31,	Dec. 31,	Dec. 29,	Dec. 31,	Dec. 31,	Dec. 31,
	1999	2000	2001	2002	2003	2004

Onyx	$100	$59	$21	$8	$5	$4

S&P 500 Index	$100	$90	$78	$60	$76	$82

Application Software Index	$100	$54	$51	$36	$45	$45

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Onyx’s officers, directors and persons who own more than 10% of a registered class of Onyx’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish Onyx with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, Onyx believes that all filing requirements required by Section 16(a) during 2004 applicable to its officers, directors and greater-than-10% beneficial owners were met.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The board of directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.
      On January 28, 2005, the board unanimously approved the recommendation of the audit committee that KPMG LLP be retained as our independent registered public accounting firm and selected and appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005. We request that our shareholders ratify the board’s appointment of KPMG LLP as our independent registered public accounting firm, to audit our accounts and records for the year ending December 31, 2005 and to perform other appropriate services.
      The board’s selection and appointment are subject to reconsideration by the board in the event that our shareholders fail to ratify the appointment of KPMG LLP. Whether or not the board’s appointment is ratified, the board in its discretion may retain KPMG LLP or direct the appointment of a different independent accounting firm at any time during the year if the board determines that such action would be in our best interests or in the best interests of our shareholders.
Required Vote
      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      KPMG LLP currently serves as our independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement, if desired.
      During the previous two fiscal years ended December 31, 2004, the aggregate fees for accounting services billed to Onyx were as follows:

•	Audit Fees. The aggregate fees billed by KPMG for professional services rendered for the audit of Onyx’s consolidated financial statements for the fiscal year ended December 31, 2004, the audit of Onyx’s internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002, and the review of the consolidated financial statements included in Form 10-Qs for that fiscal year were approximately $1,141,760. The aggregate fees billed by KPMG for professional services rendered for the audit of Onyx’s consolidated financial statements for the fiscal year ended December 31, 2003 and the review of the consolidated financial statements included in Form 10-Qs for that fiscal year were approximately $331,500.

•	Audit-Related Fees. The aggregate fees billed by KPMG in the year ended December 31, 2004 for assurance and related services related to the performance of the audit or review of Onyx’s consolidated financial statements were approximately $13,000. The aggregate fees billed by KPMG in the year ended December 31, 2003 for assurance and related services related to the performance of the audit or review of Onyx’s consolidated financial statements were approximately $12,000. All fees referenced in this paragraph were for professional services rendered for the audit of Onyx’s 401(k) plan.

•	Tax Fees. The aggregate fees billed by KPMG in the year ended December 31, 2004 for professional services rendered for tax compliance, tax advice and tax planning were approximately $52,485. The aggregate fees billed by KPMG in the year ended December 31, 2003 for professional services rendered for tax compliance, tax advice and tax planning were approximately $81,000.

•	All Other Fees. No other fees were billed by KPMG for services other than those described above during the fiscal years ended December 31, 2004 and December 31, 2003.
      The audit committee has considered the provision of these services to us by KPMG and determined that such provision of services was compatible with maintaining KPMG’s independence.
      In accordance with its amended and restated charter, it is the policy of the audit committee to pre-approve all audit, audit-related, review and attest services to be provided by the independent registered public accounting firm, including the staffing, scope and timing of such services and the compensation to be paid for such services; provided, however, that the audit committee may delegate the authority to grant such pre-approval to one or more designated members of the audit committee who are independent directors of the board, who shall present any such decisions to the full audit committee at scheduled meetings. For non-audit services, Onyx management will submit to the audit committee for approval the list of non-audit services that it recommends the audit committee engage the independent registered public accounting firm to provide. Company management and the independent registered public accounting firm will each confirm to the audit committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the year will be provided. The audit committee will approve both the list of permissible non-audit services and the budget for such services. The audit committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in Onyx’s proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Onyx’s 2006 annual meeting must give notice of the proposal to Onyx no later than January 9, 2006 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Onyx no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2005 annual meeting. Receipt by Onyx of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Onyx’s proxy materials or its presentation at the 2006 annual meeting because there are other requirements in the proxy rules.
OTHER MATTERS
      As of the date of this proxy statement, the board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
      Copies of Onyx’s annual report on Form 10-K for the year ended December 31, 2004 are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies may be obtained from the Director of Investor Relations of Onyx, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The board of directors recommends a vote “FOR” the nominees in Proposal 1.

	FOR the Nominees	WITHHOLD AUTHORITY to vote for the Nominees
1. ELECTION OF DIRECTORS: TWO CLASS 2 DIRECTORS Nominees	☐	☐

01	William Porter
02	Daniel R. Santell

TWO CLASS 3 DIRECTORS
03	Janice P. Anderson
04	Robert M. Tarkoff

Withhold for the following only: (write the name of the nominee in the space below.)

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

The board of directors recommends a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
(2)	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2005	☐	☐	☐

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Dated:	, 2005

Signature

Signature if held jointly

Please sign exactly as your name appears on your share certificate(s). Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

á Detach here from proxy voting card á

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/onxs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.onyx.com/investors/default.asp

PROXY

ONYX SOFTWARE CORPORATION
1100 – 112th AVE. N.E., SUITE 100, BELLEVUE, WA 98004-4504

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 9, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoint(s) Robert J. Chamberlain and Paul B. Dauber, or either of them, with full powers of substitution, proxies to vote all shares of common stock held of record by the undersigned on April 11, 2005 and entitled to vote at the Annual Meeting of Shareholders of Onyx Software Corporation to be held at Onyx’s executive offices, 1100 – 112th Avenue N.E., Suite 100, Bellevue, Washington on Thursday, June 9, 2005 at 10:00 a.m. local time and at any adjournment or postponement of the meeting, with all powers that the undersigned would possess if personally present.

Address Change/Comments (Mark the corresponding box on the reverse side)

á Detach here from proxy voting card. á

You can now access your
ONYX SOFTWARE CORPORATION account online.

Access your Onyx Software Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Onyx Software Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

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